UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2016

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2016, NeoPhotonics Dongguan Co., Ltd. (the “Neo-Dongguan”),  a wholly owned subsidiary of NeoPhotonics Corporation (the “Company”), entered into an extension of the Property Lease Contract (the “Lease Extension”) with Dongguan Conrad Hi-Tech Park, Ltd. (the “Landlord”), originally entered into on May 31, 2011, as previously extended twice, for the lease of approximately 7,824 square meters of office space and production factory located at Section B of BP, Conrad Hi-Tech Park, South Section of Chang Nan Road, Shang-sha Village, Zhen’an, Chang’An Town, Dongguan City, Guangdong Province, China (the “Facility”).

The term of the Lease Extension started on June 1, 2016 and is schedule to end on May 31, 2021 (the “Lease Extension Term”).  Upon the expiry of the Lease Extension Term, the Lease Extension shall renew for an additional five (5) years unless the Neo-Dongguan notifies the Landlord of the Neo-Dongguan’s intent not to renew at least six (6) months prior to the end of the Lease Extension Term. The monthly rental rate of the Facility is RMB 140,832 plus, through August of 2019, an average additional of approximately RMB 32,804.97 per month for equipment and facilities expenses.

The foregoing summary of the Lease Extension is not complete and is qualified in its entirety by reference to the Lease Extension, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2016.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 above relating to the Lease Extension is incorporated by reference into this Item 2.03.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch
Date: September 20, 2016	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer